Exhibit 99.1

Nutriband Receives Notice of Allowance from the Canadian Intellectual Property Office for its AVERSA™ Abuse Deterrent Transdermal Technology Patent

ORLANDO, Fla., August 1, 2022 – Nutriband Inc. (NASDAQ:NTRB) (NASDAQ:NTRBW) today announced that it has received a Notice of Allowance from the Canadian Intellectual Property Office (CIPO) for its patent application, CA 2937649, entitled “Abuse and Misuse Deterrent Transdermal Systems,” that protects its AVERSA™ transdermal abuse deterrent technology. The issuance of this Canadian patent in combination with patents already issued in the United States and Mexico provides intellectual property protection for Nutriband’s Aversa™ products across North America.

Nutriband’s AVERSA™ abuse deterrent technology can be utilized to incorporate aversive agents into transdermal patches to prevent the abuse, diversion, misuse and accidental exposure of drugs with abuse potential such as opioids used to treat moderate to severe chronic pain, while making sure that these drugs remain accessible to those patients who really need them. The technology is covered by a broad intellectual property portfolio with patents already granted in the United States, Europe, Japan, Korea, Russia, Mexico, and Australia.

Nutriband’s lead product under development is AVERSA™ Fentanyl, which has the potential to be the world’s first fentanyl transdermal system with abuse deterrent properties. AVERSA™ Fentanyl is being developed as a combination of Nutriband’s proprietary AVERSA™ technology and an FDA-approved transdermal fentanyl patch. AVERSA™ Fentanyl was recently estimated to have the potential to reach peak annual US sales of $80M - $200M.1 In addition, the company has a product development pipeline that includes AVERSA buprenorphine and AVERSA methylphenidate which have the potential to be the first abuse deterrent versions of those transdermal drugs.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA ® technology. Aversa is an abuse deterrent transdermal technology that incorporates aversive agents to prevent the abuse, diversion, misuse and accidental exposure of drugs with abuse potential, specifically opioids.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

[1]	Health Advances market analysis report 2022

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ’‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended January 31, 2022 and Forms 10-Q, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

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